Exhibit 10.15

HOTEL LEASE
Amendment No. 1

AGREEMENT dated as of the 26th day of November, 1973, by and between CHATEAU LOUISIANE, INC., a Louisiana corporation hereinafter called "Landlord", and LOUISIANA SONESTA CORPORATION (formerly The Royal Orleans, Inc.), a Louisiana corporation hereinafter called "Tenant";

W I T N E S S E T H    T H A T  :

WHEREAS, by act dated December 12, 1967, registered COB 683-D, Folio 40-43 (the "Lease"), Landlord did lease to Tenant certain properties located in the City of New Orleans, and

WHEREAS, certain events have transpired subsequent to that date that make it in the interest of both Landlord and Tenant to amend the Lease;

NOW, THEREFORE, the parties hereby agree that the Lease between them shall be and the same is hereby amended as follows:

1.              Effective January 1, 1980, the amount of any accumulated Net Loss of Tenant shall be reduced by the total amount of amortization and interest charged by Tenant as an expense, pursuant to the provisions of Section 7(a); provided, however/that such reduction shall not operate to require the payment of any Percentage Rent with respect to any lease years ending prior to January 1, 1980 nor to create any Net Profits as of December 31, 1979.

2.              For the purposes of Section 14 of the Lease any transaction, whether sale, pledge, or otherwise, the effect of which is to cause direct or indirect control and beneficial ownership of the majority of Tenant to cease to be vested in Sonesta International Hotels Corporation shall be treated as an assignment of, the Lease; provided, however, that the consent of Landlord shall not be required to any pledge or other encumbrance in favor of a bank, trust company, savings and loan association, or life insurance company in order to secure a bona fide indebtedness of Tenant or any guarantor of the Lease, where the same is made in good faith and not in an effort to effect a change in the Tenant of the demised premises without the consent of Landlord.  No such pledge or other encumbrance shall operate to diminish any rights of Landlord or to confer on the pledgee or other assignee any right to transfer the leasehold interest of Tenant (whether by transfer of the obligation secured by the encumbrance of the leasehold interest or otherwise) except as provided in Section 14 of the Lease.

3.              (a)  Notwithstanding the provisions of Section 18(3) of the Lease, Landlord agrees that Tenant shall not be in default hereunder as a result of the termination of the lease of the Royal Orleans Hotel from Royal St. Louis, Inc. ("Royal" which term shall refer to any then lessor of the lease of the Royal Orleans Hotel) to Lex Hotels (New Orleans), Inc. ("Lex"), being the lease originally dated October 14, 1957 from Royal to Hotel Corporation of Louisiana (said lease and all amendments previously entered into and all subsequent amendments being hereafter called the 'Royal Lease"), provided that, within fourteen (14) days following delivery to Tenant of notice of termination of the Royal Lease from Landlord, Tenant

(i)	agrees to perform all of the obligations of' the Tenant thereunder,

(ii)
pays to Landlord an amount equal to all sums that may be due and owing to Royal by Lex, whether, as rent or otherwise (but not as a result of acceleration or damages (except out-of-pocket expenditures by Royal required to protect its interests) coming due solely as a result of the default by Lex) pursuant to the Royal Lease, together with interest on each installment thereof at the rate of 8% per annum from the date upon which such installment became due until the date of payment, and

(iii)
if the default by Lex is of a nature that cannot be cured by the payment of money, promptly undertakes such steps as maybe necessary to cure such default, and prosecutes the same with due diligence to timely completion.

Upon the performance by Tenant of the foregoing Tenant shall have the right and obligation to enter into a lease on the same terms and conditions as the Royal Lease at the time of its termination, and Landlord agrees to use its best efforts to cause Royal to execute such lease in favor of Tenant.

(b)  Notwithstanding the provisions of subparagraph (a) of this Section 3 if the Royal Lease shall have been amended after the date hereof but prior to its termination after a default, as described in said paragraph (a), and either

(i)	the Tenant shall have reasonably denied its consent thereto after such consent was requested in writing by Landlord prior to the making of such amendment, or

(ii)
such consent was not requested in writing, by Landlord prior to the making of such amendment, then notwithstanding the Provisions of clause (3) of Section 18 of the Lease, Tenant shall not be in default hereunder as a result of the termination of the Royal Lease, provided that, within fourteen (14) days following delivery of notice of termination of the Royal Lease from Landlord, Tenant

(x)	agrees to perform all of the obligations of the Tenant as they existed thereunder excluding any amendment to which Tenant reasonably did not, or was not requested to, consent,

(y)
pays to Landlord an amount equal to all sums that would have been due and owing to Royal by Lex had the Royal Lease not been so amended, whether as rent or otherwise (but not as a result of acceleration or damages (except out-of-pocket expenditures by Royal required to protect its interests) coming due solely as a result of the default by Lex) pursuant to the Royal Lease, together with Interest on each installment thereof at the rate of 8% per annum from the date upon which such installment became due until the payment, and

(z)
if the default by Lex is of a nature that cannot be cured by the payment of money and did not arise out of obligations created by such amendment, promptly undertakes such steps as may be necessary to cure such default, and prosecute the same with due diligence to timely completion.

Upon the performance by Tenant of the foregoing, Tenant shall have the right and obligation to enter into a lease on the same terms and conditions as the Royal Lease at the date hereof (and as subsequently amended, but excluding any amendment to which Tenant reasonably did not, or was not requested to consent), and Landlord agrees to use its best efforts to cause Royal to execute such lease in favor of Tenant; or, at its option, Tenant may cause the Royal Lease to be reassigned to it by the tenant thereof.  In the event that Tenant elects to have the Royal Lease reassigned to it and the Royal Lease shall have been amended subsequent to the date hereof without the consent of Tenant, and Tenant's lack of consent shall have been reasonable, or if Tenant's consent was not requested in writing by Landlord prior to making such amendment, then Landlord agrees to use its best efforts to cause Royal to amend the Royal Lease to eliminate those provisions to which 'Tenant reasonably did not consent, or was not so requested to consent prior to the making of such amendment.

(c)  In the event that the consent of Tenant to a proposed amendment of the Royal Lease is requested, Tenant shall have the right promptly following such request to cause the reasonableness of its requested consent to be the subject matter of arbitration invoked pursuant to Section 27 of the Lease. In the event that Tenant shall fail to consent to a proposed amendment of the Royal Lease (having been requested to do so by Landlord prior to making such amendment) without invoking arbitration, then Landlord shall similarly have the right to invoke an arbitration. In the event that neither party has invoked such an arbitration and the Royal Lease has been amended without the consent of Tenant, then Tenant shall at any time thereafter (but prior to the time of a default by the Tenant under the Royal Lease) have the right to invoke such an arbitration.

(d)  Landlord shall request the consent of The Equitable Life Assurance Society of the United States ("Equitable"), or other mortgagee, as hereinafter provided, to the granting of the lease, as described in Sections 3(a) and 3(b) above, to Tenant if there then remains outstanding and undischarged the debt of Landlord secured by the real estate mortgage held by Equitable and dated 15 October 1969, or any debt incurred by Landlord in substitution of such indebtedness to Equitable and upon substantially similar terms and conditions. Equitable or such other mortgagee shall have the right to withhold its consent to such granting of a lease to Tenant if on the date Tenant would otherwise have entered into such a lease, another party acceptable to Equitable, Royal and Landlord takes the actions and makes the agreements set forth in Section 3(a)(i), (ii) and (iii) hereof.

(e)  If for any reason whatsoever the lease described in either subparagraph (a) or (b) above as the case may be, is not granted to Tenant promptly upon fulfillment by Tenant of the necessary conditions described in said subparagraph (a) or (b) entitling Tenant to such lease, then and in such event:

(i)
Landlord shall forthwith reimburse Tenant in an amount equal to all sums (A) theretofore paid by Tenant to Landlord pursuant to paragraph 3(a)(ii) or 3(b), as the case may be, and (B) expended by Tenant, as required by the terms of the Royal Lease, pursuant to paragraph 3(a)(iii) or 3(b)(z), as the case may be, (and Tenant shall have the right, without prejudice to its other rights, to offset any amounts not so reimbursed against installments of rent due hereunder), and

(ii)	this lease shall be deemed further amended as from the date of the default under the Royal Lease by the deletion of clause (3) of Section 18 of the Lease.

4.             (a)  Landlord shall, or shall cause Royal to, serve notice on the tenant under the Royal Lease within five days after it or Royal first has knowledge of a default thereunder, and shall deliver to Tenant a copy of any notice given by it or Royal of a default under the Royal Lease at the time the same is given.  Furthermore, it shall promptly give Tenant notice of any proceedings instituted by Royal to terminate the Royal Lease, and shall inform Tenant from time to time with respect to the progress of all such proceedings.  Landlord shall use its best efforts to cause Royal to exercise its rights and pursue its remedies set forth in Section 18 of the Royal Lease in the manner of a prudent lessor desirous of maintaining its property in good condition and maximizing its return therefrom; provided, however, that in furtherance and not in limitation of the foregoing requirement, Landlord shall endeavor to cause Royal timely and diligently to exercise all of its rights and pursue all of its remedies under the Royal Lease if the default of the Tenant thereunder shall be in the nonpayment of rent, taxes, insurance premiums, or utility charges.  If Royal does not exercise its rights and pursue its remedies as set forth in the preceding sentence, then and in such event, this lease shall be deemed further amended as from the date of the default under the Royal Lease by the deletion of clause (3) of Section 18 of the Lease unless Tenant agrees within seven (7) days following the receipt of notice of termination of the Royal Lease from Landlord, to the conditions set forth in paragraph 3(a) or 3(b), as the case may be.

(b)  To the extent of any sums paid by Tenant to Landlord pursuant to the provisions of paragraph 3(a)(ii) or 3(b)(y) hereof or expended by Tenant, as required by the terms of the Royal Lease, pursuant to the provisions of paragraph 3(a)(iii) or 3(b)(z) hereof, Landlord shall reimburse Tenant out of any recovery against the Tenant under the Royal Lease forthwith upon receipt thereof.

5.             (a)  In the event that the tenant under the Royal Lease shall request the consent of Royal to an assignment, transfer, encumbrance or mortgage of the Royal Lease as required by Section 14 of the Royal Lease, then Landlord shall promptly notify Tenant of such request and shall request the concurrence of Tenant to the granting of such consent.  In the event that Tenant within fourteen (14) days following delivery of such notice shall notify Landlord that it does not wish Landlord to consent to such assignment, transfer, encumbrance, or mortgage, then Landlord shall use its best efforts to cause Royal to deny such consent, whereupon Tenant shall be obligated at its sole cost and expense to defend any proceeding brought against Royal and Landlord or either of them by reason of Royal's refusal to grant such consent, and shall protect, indemnify, and save Landlord and Royal harmless from and against all claims asserted and damages sustained should it subsequently be determined that Royal's failure to consent was not reasonable.

(b)  In the event that Royal shall consent to an assignment, transfer, encumbrance or mortgage of the Royal Lease, except as provided in the preceding subparagraph, then this Lease shall be deemed further amended by the deletion of clause (3) of Section 18 of the Lease.

6.             Each of the parties agrees, upon the request of the other, to execute a statement to the effect that the Lease remains in full force and effect in accordance with its terms (as the same may hereafter be modified) and, if such be the case, that the other party is not in default thereunder, in order that such statement may be relied upon by any then present or prospective purchaser, lender, auditor, mortgagee or other interested party.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed on the date first above written.

Witnesses:	CHATEAU LOUISIANE, INC.

	By	/s/ Laurence M. Williams
Laurence M. Williams, Vice President

	Attest	/s/ Stephen B. Lemann
Stephen B. Lemann, Secretary

LOUISIANA SONESTA CORPORATION

	By	/s/ John J. Duane
John J. Duane, Vice President

Attest

The undersigned Royal St. Louis, Inc., as owner of all of the issued and outstanding stock of Chateau Louisiane, Inc., does hereby agree to grant the lease or make the amendments, as the case may be, called for pursuant to Section 3 of the above and foregoing amendment, to exercise its rights in the manner set forth in Section 4 thereof, and to deny its consent in the manner set forth in Section 5 thereof.

Witnesses:	ROYAL ST. LOUIS, INC.

	By	/s/ Laurence M. Williams
Laurence M. Williams, Vice President

	Attest	/s/ Stephen B. Lemann
Stephen B. Lemann, Secretary

The undersigned Sonesta International Hotels Corporation (formerly Hotel Corporation of America), as guarantor of the obligations of Tenant pursuant to the Lease dated December 12, 1967, does hereby consent to the execution of the above and foregoing amendment and agrees that it shall remain obligated in solido with Louisiana Sonesta Corporation pursuant to the terms of the Lease as amended by the foregoing Amendment No. 1 and agrees that its obligations as guarantor of the Royal Lease, as modified by the terms of the assignment thereof, also remain in full force and effect.

Witnesses:	SONESTA INTERNATIONAL HOTELS CORPORATION

	By	/s/ John J. Duane
John J. Duane, Vice President

Attest

STATE OF LOUISIANA

PARISH OF ORLEANS

On this 28th day of November, 1973, before me appeared LAURENCE M. WILLIAMS, to me personally known, who being by me duly sworn, did say that he is the Vice President of ROYAL ST. LOUIS, INC., and that the above and foregoing instrument was signed and sealed on behalf of the corporation by authority of its Board of Directors, and the said appearer acknowledged the instrument to be the free act and deed of said corporation.

Notary Public

STATE OF LOUISIANA

PARISH OF ORLEANS

On this 28th day of November, 1973, before me appeared LAURENCE M. WILLIAMS, to me personally known, who being by me duly sworn, did say that he is the Vice President of CHATEAU LOUISIANE INC., and that the above and foregoing instrument was signed and sealed on behalf of the corporation by authority of its Board of Directors and the said appearer acknowledged the instrument to be the free act and deed of said corporation.

Notary Public

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this 26th day of November, 1973, before me appeared John J. Duane, to me personally known, who being by me duly sworn, did say that he is the Vice President of LOUISIANA SONESTA CORPORATION, and that the above and foregoing instrument was signed and sealed on behalf of the corporation by authority of its Board of Directors, and the said appearer acknowledged the instrument to be the free act and deed of said corporation.

Notary Public

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this 26th day of November, 1973, before me appeared John J. Duane, to me personally known, who being by me duly sworn, did say that he is the Vice President of SONESTA INTERNATIONAL HOTELS CORPORATION, and that the above and foregoing instrument was signed and sealed on behalf of the corporation by authority of its Board of Directors, and the said appearer acknowledged the instrument to be the free act and deed of said corporation.

Notary Public